Exhibit 10.2

OMNIBUS AMENDMENT AND REAFFIRMATION AGREEMENT

This Omnibus Amendment and Reaffirmation Agreement (this “Amendment”) dated June 25, 2012, by and between PA LLC, a Delaware limited liability company (the “Company”) and LV ADMINISTRATIVE SERVICES, INC., as administrative and collateral agent (the “Agent”) for VALENS U.S. SPV I. LLC (“VUS”; VUS collectively with the Agent, , the “Creditor Parties” and each, a “Creditor Party”), and acknowledged and agreed to by Parabel Inc. (f/k/a PetroAlgae Inc.), a Delaware corporation (the “Parent”) and PetroTech Holdings, Corp., a Delaware corporation (“PetroTech”), hereby amends that certain Second Amended and Restated Secured Term Note issued in the original principal amount of $417,511.92 by the Company in favor of VUS on or about July 24, 2009 (as amended and restated, further amended, restated, modified and/or supplemented from time to time, the “Note”); which Note amended and restated in its entirety that certain Amended and Restated Short Term Demand Note issued as of August 26, 2008 (and dated August 8, 2008) in the original principal amount of $417,511.92 made by the Company to VUS which further amended that certain Short Term Demand Note dated as August 8, 2008 in the original principal amount of $417,511.92 made by PA LLC favor of VUS.  Further reference is made to (i) that certain Amended and Restated Master Security Agreement, dated as of July 24, 2009 by and among the Company (and the Parent via a joinder agreement executed as of July 24, 2009) in favor of Agent for the benefit of VUS (as amended, restated, modified and/or supplemented from time to time, the “Security Agreement”), (ii) that certain Equity Pledge Agreement, dated as of August 15, 2008 by PetroTech (and the Parent via a joinder agreement executed as of July 24, 2009), and agreed and acknowledged to by each of the Parent and the Company as issuers, in favor of Agent for the benefit of VUS (as amended, restated, modified and/or supplemented from time to time, the “Pledge Agreement”), (iii) that certain PetroTech Holing Corp. Guaranty, dated as of August 15, 2009 by PetroTech (and the Parent via a joinder agreement executed as of July 24, 2009) in favor of Agent for the benefit of VUS (as amended, restated, modified and/or supplemented from time to time, the “Guaranty”), (iv) that certain Collateral Assignment, dated as of August 15, 2008 by PetroTech in favor of Agent for the benefit of VUS (as amended, restated, modified and/or supplemented from time to time, the “Collateral Assignment”), (v) that certain Intellectual Property Security Agreement, dated as of August 8, 2008 by PetroTech in favor of Agent for the benefit of VUS (as amended, restated, modified and/or supplemented from time to time, the “2008 IP Security Agreement”), (vi) that certain Intellectual Property Security Agreement, dated as of August 8, 2008 by the Company in favor of Agent for the benefit of VUS (as amended, restated, modified and/or supplemented from time to time, the “2008 PA IP Security Agreement”) and (vii) that certain Intellectual Property Security Agreement, dated as of December 28, 2011 by the Company, the Parent and PetroTech in favor of Agent for the benefit of VUS (as amended, restated, modified and/or supplemented from time to time, the “2011 IP Security Agreement”; the 2011 IP Security Agreement and collectively with the Note, the Security Agreement, the Pledge Agreement, the Guaranty, the Collateral Assignment, the 2008 IP Security Agreement and the 2008 PA IP Security Agreement, the “Loan Documents” and each, a “Loan Document”).  Capitalized terms used but not defined herein shall have the meanings given them in the Loan Documents, as applicable.

PREAMBLE

WHEREAS, the Creditor Parties and the Company desire to amend the transactions contemplated by the Note.

 NOW, THEREFORE, in consideration of the covenants, agreements and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AMENDMENT TO THE NOTES

1.           The Creditor Parties and the Company hereby agree that the “Maturity Date” as defined in the Note is hereby extended from “June 30, 2012” to “June 30, 2017.”

2.           The address of VUS set forth in the Preamble of the Note is hereby amended to “c/o Valens Capital Management, LLC, 420 Lexington Avenue, Suite 2840, New York, NY 10170.”

3.           The Company and the Parent hereby each covenant and agree for the benefit of the Creditor Parties that in the event that the Company and/or the Parent at any time holds, directly or indirectly, individually or collectively, cash and/or cash equivalents in excess of $50,000,000.00 in the aggregate (the “Trigger Amount”), the Company and/or the Parent, as applicable, shall apply such amounts in excess of the Trigger Amount in repayment of the Obligations outstanding under the Note until all such Obligations under the Note shall have been indefeasibly paid in full.  The Company and/or the Parent, as applicable, shall promptly furnish to the Creditor Parties upon their request, all information or documents (financial or otherwise) with respect to the Company or the Parent as the Creditor Parties may reasonably request from time to time, including, without limitation, evidence of the amount of cash and cash equivalents on hand at any time together with back up materials as may be deemed prudent or necessary by the Creditor Parties.  The Note is hereby amended by adding thereto the covenants and agreements set forth in this Section 3.

REAFFIRMATION

4.           The Company, the Parent and PetroTech each hereby:

(a) represent and warrant to each Creditor Party that it has reviewed and approved the terms and provisions of this Amendment and the documents, instruments and agreements entered into in connection therewith;

(b) acknowledges, ratifies and confirms that all indebtedness incurred by, and all other obligations and liabilities of, each of the Company, the Parent and PetroTech under the Loan Documents are (i) “Obligations” under and as defined in the Security Agreement, (ii) “Obligations” under, and as defined in the Guaranty and (iii) “Secured Obligations” under, and as defined in the Pledge Agreement.

(c) acknowledges, ratifies and confirms that all references in the Loan Documents to the defined term “Demand Note” are references to the Note.

(d) acknowledges, ratifies and confirms that all of the terms, conditions, representations and covenants contained in the Loan Documents are in full force and effect and shall remain in full force and effect after giving effect to this Amendment;

(e)  acknowledges, ratifies and confirms the grant by each of the Company, the Parent and PetroTech to Agent of a security interest in certain of the assets of (including the equity interests owned by) each of the Company, the Parent and PetroTech, as more specifically described in the Loan Documents.

MISCELLANEOUS

5.           The extension of the maturity date of the Note described in Section 1 above shall be effective as of the date first above written (the “Amendment Effective Date”) once (i) the Company, the Parent, PetroTech and each Creditor Party shall have duly executed and the Company shall have delivered to Agent its respective counterpart to this Amendment, and (ii) the Company, the Parent and PetroTech shall have delivered to Agent corporate documents, to the extent requested by Agent, evidencing each of the Company’s, the Parent’s and PetroTech’s power and authority to execute and deliver this Amendment, including in respect of their respective officers and directors signatory to such documents.

6.           Except as specifically set forth in this Amendment, there are no other amendments, modifications or waivers to the Loan Documents, and all of the other forms, terms and provisions of the Loan Documents remain in full force and effect.

7.           The Company and the Parent hereby each represents and warrants to each Creditor Party that (i) no Event of Default under any Loan Document exists on the date hereof, (ii) on the date hereof, all representations, warranties and covenants made by the Company, the Parent and/or PetroTech in connection with the Loan Documents are true, correct and complete, (iii) on the date hereof, the Company’s, the Parent’s and PetroTech’s covenant requirements to the extent set forth in the Loan Documents have been met, (iv) the representatives of the Company, the Parent and PetroTech signatory to this Agreement have the corporate power and authority to execute and deliver such documents to the Creditor Parties; (v) all corporate action on the part of each of the Company, the Parent and Petrotech (including their respective officers and directors) necessary for the authorization of this Amendment, the performance of all obligations of the undersigned hereunder and under the Loan Documents has been taken.

8.           From and after the Amendment Effective Date, all references in the Loan Documents shall be deemed to be references to the Loan Documents, as the case may be, as modified hereby.

9.           The Company, the Parent and PetroTech hereby each releases, remises, acquits and forever discharges each Creditor Party and their respective employees, agents, representatives, consultants, attorneys, fiduciaries, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the “Released Parties”), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to this Amendment and/or any other Loan Document.

10.           This Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and their respective successors and permitted assigns.  THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.  This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.  Any signature delivered by facsimile or electronic transmission shall be deemed to be an original signature hereto.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be signed as of this 25th day of June 2012.

LV ADMINISTRATIVE SERVICES, INC., as Agent

By:	/s/ Eugene Grin
Name: Eugene Grin
Title: Authorized Signatory

VALENS U.S. SPV I, LLC
By: Valens Capital Management, LLC, its investment manager

By:	/s/ Eugene Grin
Name: Eugene Grin
Title: Authorized Signatory

ACKNOWLEDGED AND AGREED TO BY:

PA LLC

By:	/s/Anthony Tiarks
Name:	Anthony Tiarks
Title:	CEO

PARABEL INC.

By:	/s/ Anthony Tiarks
Name:	Anthony Tiarks
Title:	CEO

PETROTECH HOLDINGS, CORP.

By:	/s/ Eugene Grin
Name:	Eugene Grin
Title:	President